UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

Platinum Studios, Inc.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	333-145871 (Commission File Number)	20-5611551 (IRS Employer Identification No.)

11400 W. Olympic Blvd., 14th Floor, Los Angeles, CA 90064
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (310) 807-8100

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2008, Platinum Studios, Inc. (the “Company” or “Platinum”) entered into and consummated the transactions contemplated under an Acquisition Agreement by and among the Company and the members (the “Members”) of WOWIO, LLC. (“WOWIO”), an on-line distributor of e-books.

Under the terms of the Agreement the Company acquired from the Members 100% of the membership interests of WOWIO for a total purchase price of $3,150,000 payable in shares of common stock of the Company (the “Common Stock”), as follows:

(i) One-third of the shares were issued on the closing date of the transaction (the “Closing Date”), resulting in the issuance of 7,000,000 shares of Common Stock;

(ii) One-third of the shares will be issued on the three-month anniversary of the closing date; and

(iii) One-third of the shares will be issued on the twelve month anniversary of the closing date.

Under the terms of the Agreement, the number of shares of Common Stock issued on a particular payment date will be calculated by dividing one third of the purchase price by the average closing trading price of a share of the Common Stock for the five trading days immediately prior to such payment date, with a minimum price of $0.15 per share (the “Per Share Price”).

In addition, the Company will pay to the Members an earn out of up to $600,000 in the aggregate over a period of 18 months following the Closing Date (the “Earn Out Period”) upon the attainment of certain milestones by WOWIO in shares of Common Stock at the Per Share Price, as follows:

(i) $150,000 if and when the monthly revenues relating to certain licensing agreements and eBooks (the “Revenues”) for two consecutive calendar months during the Earn Out Period, equals or exceeds $50,000, plus

(ii) $150,000 if and when the monthly Revenues for two consecutive calendar months during the Earn Out Period equals or exceeds $100,000, plus

(iii) $150,000 if and when the monthly Revenues for two consecutive calendar months during the Earn Out Period equals or exceeds $200,000, plus

(iv) $150,000 if and when the monthly Revenues for two consecutive calendar months during the Earn Out Period equals or exceeds $250,000.

The Agreement requires the Company, as soon as practicable following the Closing Date, to negotiate in good faith with the two WOWIO principals to enter into 12 month consulting agreements with respect to the operation of the business of WOWIO following the Closing Date.

In connection with the Agreement, the Company has also entered into agreements with WOWIO principals that prohibit these individuals from competing with the Company for a period of three years.

All shares of Common Stock issued under the Agreement are subject to a lock up that limits the holder from selling more than 1/12 of the shares every month for a period of 12 months following the restrictive period imposed by Rule 144 promulgated under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

10.1	Acquisition dated July 15, 2008 between Platinum Studios, Inc. and the members of WOWIO LLC

10.2	Form of Covenant Not to Compete

10.3	Form of Lock-up/Leak-out Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Studios, Inc.

Date: July 16, 2008	/s/ Brian Kenneth Altounian
Brian Kenneth Altounian President & Chief Operating Officer